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                                                                    EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 26, 2000


                             Commission file number:
                                    000-15760
                                    ---------



                                  HARDINGE INC.
             (Exact name of Registrant as specified in its charter)




NEW YORK                                                    16-0470200
--------                                                    ----------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)


                       One Hardinge Drive Elmira, Ny 14902
                       -----------------------------------
               (Address of principal executive offices) (Zip code)


                                 (607) 734-2281
               (Registrant's telephone number including area code)




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ITEM 5.  OTHER EVENTS


       On July 26, 2000, Hardinge Inc. issued a press release announcing that the Hardinge Repurchase Program was authorized for an additional one million shares. The Board of Directors expanded the Company's share buyback program by authorizing a plan to repurchase up to an additional one million shares. The press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


       (a)   Not applicable
       (b)   Not applicable
       (c)   Exhibits

             99   Press Release issued by registrant on July 26, 2000.






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                                   EXHIBIT 99


HARDINGE INC.
                                          ONE HARDINGE DRIVE
                                          ELMIRA, NY  14902
                                          (NASDAQ: HDNG)



AT THE COMPANY:               AT THE FINANCIAL RELATIONS BOARD:
Richard L. Simons             For General Info: Kerry Thalheim/ Maura Gedid
Executive VP & CFO            For Analyst Info: John McNamara
(607) 734-2281                For Media Info: William Keegan
                              (212) 661-8030

FOR IMMEDIATE RELEASE



                  HARDINGE REPURCHASE PROGRAM AUTHORIZED FOR AN

                          ADDITIONAL ONE MILLION SHARES

ELMIRA, N.Y., JULY 26, 2000 -- Hardinge Inc. (Nasdaq:HDNG) today announced that its Board of Directors has expanded its share buyback program by authorizing a plan to repurchase up to an additional one million shares. Any such purchases will be made from time to time in the open market or in privately negotiated transactions and will be at the discretion of management. Shares repurchased will be available for use under the Company's employee incentive compensation plans and for other general corporate purposes.

      Robert E. Agan, Chairman and Chief Executive Officer, commented, "The decision to repurchase our stock reflects management's optimism about the long-term performance of the Company and future prospects for the machine tool industry. At current values, we believe a stock buyback is an appropriate use of the Company's financial resources."

      A previous stock repurchase plan, authorized in April of 1999, resulted in the company purchasing over 900,000 shares in the open market.

      Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring metal-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines, electrical discharge machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG."

    To receive additional information on Hardinge Inc., via fax at no charge, dial 1-800-PRO-INFO and enter code HDNG.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               HARDINGE INC.





AUGUST 3, 2000              By: /s/ RICHARD L. SIMONS
----------------                ---------------------------------------------
Date                        Richard L. Simons
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial Officer)





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